SEPARATION AND RELEASE AGREEMENT
This Separation and Release Agreement (this “Agreement”) is entered into by and between Daktronics, Inc. a Delaware corporation (the “Company”), and Carla Gatzke (“Executive”). Executive and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, Executive’s employment with the Company terminated effective as of January 31, 2026 (the “Separation Date”);
WHEREAS, Executive and the Company have entered into a Consulting Agreement effective as of the Separation Date (the “Consulting Agreement”);
WHEREAS, the Parties have agreed that Executive shall receive severance payments in the sum of $674,250.00 and such other benefits as provided herein, which severance payments and benefits are conditioned upon Executive’s execution, delivery and non-revocation of this Agreement; and
WHEREAS, the Parties wish to resolve any and all claims that Executive has or may have against the Company and the Company Parties (as defined below), including any claims that Executive has or may have arising from or relating to Executive’s employment, or the end of Executive’s employment, with any Company Party.
NOW, THEREFORE, in consideration of the promises and benefits set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive and the Company, the Parties hereby agree as follows:
1.Separation from Employment; Resignations. The Parties acknowledge and agree that Executive’s employment with the Company ended as of the Separation Date and that, as of the Separation Date, Executive was no longer employed by any Company Party. The Parties further acknowledge and agree that, as of the Separation Date, Executive automatically resigned as (i) Vice President – Human Resources of the Company and (ii) as an officer of the Company and each of their respective Affiliates (as defined below) for which Executive served as an officer.
2.Separation Payments and Benefits. Provided that Executive: (x) executes this Agreement on or after the Separation Date and returns a signed copy of it to the Company, care of Shawna Hanson, General Counsel (Shawna.Hanson@daktronics.com), so that it is received no later than the close of business on the date that is twenty-one (21) days after Executive receives this Agreement, and it is not subsequently revoked by Executive in accordance with Section 5; and (y) satisfies the other terms and conditions set forth in this Agreement, then:
a.Executive shall receive a payment in the amount of $674,250.00, less applicable taxes and withholdings (the “Separation Payment”). The Separation Payment will be paid in substantially equal installments beginning no later than the Company’s first regularly scheduled pay date that occurs on or after the date that is 45 days following the Separation Date (the “Initial Payment Date”) and ending on the regularly scheduled pay date occurring on or first following the one-year anniversary of the Initial Payment Date; and
b.Any unvested stock options and restricted stock unit awards (but expressly excluding PSUs), previously granted to Executive under the Company’s equity-based compensation plans that are outstanding immediately prior to the Separation Date (the “Outstanding Awards”) shall immediately become fully vested. Any such stock options that become vested shall also become exercisable as of the Separation Date subject to the terms and conditions of the 2025 Stock Incentive Plan and award agreement. A pro rata portion of unvested performance share units (“PSUs”) granted to Executive and outstanding immediately prior to the Separation Date will remain outstanding following the Separation Date (and will not be forfeited), with the proration calculated based upon the number of days within the applicable performance period that have elapsed up to and including the Separation Date (the “Contingently Vested PSUs”). All PSUs other than the Contingently Vested PSUs will be forfeited immediately following the Separation Date. The actual number of Contingently Vested PSUs, if any, that become vested and earned will be determined after the end of the applicable performance period, based on actual performance levels as measured in accordance with the 2025 Stock Incentive Plan and the relevant award agreement. The exercise or settlement of any such Outstanding Awards or PSUs will be determined pursuant to the settlement provisions contained in the applicable governing documents, including timing, exercise procedures, form of payment, release requirements or any other applicable restrictions or conditions to settlement contained within the governing documents.
c.If Executive timely elects to continue coverage for Executive and Executive’s spouse and eligible dependents, if any, under the Company’s group health plans (the “Group Plans”) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse Executive in an amount equal to the difference between the amount Executive pays to effect and continue such coverage and the employee contribution amount that similarly situated employees of the Company pay for the same or similar coverage under such Group Plans that would otherwise be payable by Executive for continued health or welfare benefits provided to Executive and Executive’s dependents pursuant to COBRA, less applicable taxes (the “COBRA Payment”), for a period of twelve (12) months following the Separation Date (the “Reimbursement Period”). Each reimbursement of the COBRA Payment shall be paid to Executive on the Company’s first regularly scheduled pay date in the calendar month immediately following the calendar month in which Executive submits to the Company documentation of the applicable premium payment having been paid by Executive, which documentation shall be submitted by Executive to the Company within thirty (30) days following the date on which the applicable premium payment is paid. Executive shall be eligible to receive the COBRA Payment until the earliest of: (A) the last day of the Reimbursement Period, (B) the date Executive is no longer eligible to receive COBRA continuation coverage, and (C) the date Executive becomes eligible to receive substantially similar coverage from another employer. Notwithstanding the foregoing, if the provision of the benefits described in this paragraph cannot be provided in the manner described above without penalty, tax or other adverse impact on the Company, then the Company shall determine an alternative manner in which the Company may provide substantially equivalent benefits to Executive without such adverse impact on the Company.
Executive acknowledges and agrees that the consideration described in this Section 2 represents the entirety of the amounts Executive is eligible to receive as severance pay and benefits from the Company or any other Company Party (as defined below) and that Executive has no entitlement to any further severance pay or benefits, and Executive was not entitled to receive the Separation Payment but for Executive’s entry into this Agreement and satisfaction of the terms herein.
3.Complete Release of Claims.
(a)In exchange for the consideration received by Executive herein, which consideration Executive was not entitled to but for Executive’s entry into this Agreement, Executive hereby releases, discharges and forever acquits the Company and its Affiliates (as defined below) and subsidiaries, and each of the foregoing entities’ respective past, present and future members, partners (including general partners and limited partners), directors, trustees, officers, managers, Executives, agents, attorneys, heirs, legal representatives, insurers, benefit plans (and their fiduciaries, administrators and trustees), and the successors and assigns of the foregoing, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s ownership of any interest in any Company Party, Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Agreement, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination law or anti-retaliation law, regulation or ordinance including Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended and the Americans with Disabilities Act of 1990, as amended; (B) the Executive Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act, as amended; (D) the National Labor Relations Act, as amended; (E) the Occupational Safety and Health Act, as amended; (F) any federal, state or local wage and hour law; (G) the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act); (H) any other local, state or federal law, regulation or ordinance; or (I) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim; (iii) any and all rights, benefits or claims Executive may have under any employment contract, severance plan, incentive compensation plan, or equity based plan with any Company Party (including any award agreement) or to any ownership interest in any Company Party; and (iv) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by her pursuant to Section 2, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. Notwithstanding the foregoing, the Released Claims do not include (I) any rights to indemnification, advancement of expenses incurred in connection with the same, or directors’ and officers’ liability insurance coverage that Executive has under South Dakota law, the charter, bylaws, other organizational documents and insurance policies of any Company Party or any agreement with any Company Party; and (II) any rights to enforce the terms of this Agreement, including those in Section 2 of this Agreement. In addition, the Company hereby releases, discharges and forever acquits Executive from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s prior service relationship and performance of her duties with the Company, except for claims arising from Executive's fraud or willful misconduct. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)Notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief or recovery from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other securities regulatory agency or authority (each, a “Government Agency”). This Agreement does not limit Executive’s right to receive an award for information provided to a Government Agency. Further, in no event shall the Released Claims include (i) any claim which arises after the date that this Agreement is executed by Executive or (ii) any claim to vested benefits under an Executive benefit plan that is subject to ERISA and that cannot be waived pursuant to ERISA.
(c)For purposes of this Agreement, “Affiliate” shall mean, with respect to any Person (as defined below), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended from time to time. For purposes of this Agreement, “Person” shall mean any individual, natural person, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), incorporated or unincorporated association, governmental authority, firm, society or other enterprise, organization, or other entity of any nature.
(d)Executive hereby represents and warrants that, except for any claims reported to the Securities and Exchange Commission, as of the time Executive executes this Agreement, Executive has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any Government Agency or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Agreement. Executive warrants and represents that (i) she is the sole owner of each and every claim, cause of action, and right compromised, settled, released or assigned pursuant to Section 3 of this Agreement and has not previously assigned, sold, transferred, conveyed, or encumbered same; (ii) she has the full right, power, capacity, and authority to enter into and execute this Agreement; and (iii) she fully understands this Agreement releases any and all past claims regardless of whether she is now aware of such claims.
4.Executive’s Representations.
(a)Executive represents that Executive has received all leaves (paid and unpaid) that Executive was owed or could be owed by the Company as of the date that Executive executes this Agreement. Executive further represents that (with the exception of any unpaid base salary and benefits earned in the pay period in which the Separation Date occurred) Executive has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Executive is owed or has been owed by the Company or any other Company Party, including all vested payments or shares arising out of all incentive plans and any other bonus arrangements.
(b)By executing and delivering this Agreement, Executive expressly acknowledges that:
(i)Executive has carefully read this Agreement;
(ii)No material changes have been made to this Agreement since it was first provided to Executive and Executive has had at least 21 days to consider this Agreement before the execution and delivery hereof to Company;
(iii)Executive is receiving, pursuant to this Agreement, consideration in addition to anything of value to which she is already entitled, and Executive is not otherwise entitled to such additional consideration as set forth in this Agreement, but for her entry into this Agreement;
(iv)Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Executive’s choice and Executive has had an adequate opportunity to do so prior to executing this Agreement;
(v)Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those stated herein; and Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Agreement;
(vi)The only matters relied upon by Executive and causing Executive to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and
(vii)No Company Party has provided any tax or legal advice regarding this Agreement and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.
(c)Other than matters previously disclosed to the board of directors of the Company and outside auditors, Executive is not aware of any material act or omission on the part of any Company employee (including Executive), director or agent that may have violated any applicable law or regulation or otherwise exposed the Company or any other Company Party to any liability, whether criminal or civil, whether to any government, individual, shareholder or other entity.
5.Revocation Right.     Notwithstanding the initial effectiveness of this Agreement, Executive may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date Executive executes this Agreement (such seven day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be received by the Company, care of Shawna Hanson, General Counsel, and delivered via e-mail to Shawna.Hanson@daktronics.com, before 11:59 p.m., central time, on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 3 above will be of no force or effect, Executive will not receive the consideration set forth in Section 2 above, and the remainder of this Agreement will be in full force and effect.
6.Affirmation of Restrictive Covenants.    Each Party agrees that it will not, at any time, make any written or oral statements, or cause or encourage others to make any written or oral statements, that disparage or damage the reputation of the other Party, including in the case of the Company, its directors, officers, employees, affiliates, successors, or assigns. This provision does not apply to statements made in the course of legal proceedings, or as required by law, or to governmental authorities. Further, Executive acknowledges and agrees that she has continuing obligations to the Company and its Affiliates, including obligations with respect to confidentiality, non-competition, and non-solicitation, pursuant to the Consulting Agreement, or other agreements entered into between the Parties (the “Restrictive Covenants”). In entering into this Agreement, Executive specifically acknowledges the validity, binding effect, and enforceability of such restrictive covenants and expressly reaffirms Executive’s commitment to abide by (and agrees that she will abide by) the terms of such Restrictive Covenants.
7.No Waiver. No failure by any Party hereto at any time to give notice of any breach by any other Party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
8.Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of South Dakota without reference to the principles of conflicts of law thereof. THE PARTIES EXPRESSLY, KNOWINGLY, AND VOLUNTARILY WAIVE THEIR RIGHTS TO A JURY TRIAL.
9.Severability. To the extent permitted by applicable law, the Parties agree that any term or provision (or part thereof) of this Agreement that renders such term or provision (or part thereof) or any other term or provision of this Agreement (or part thereof) invalid or unenforceable in any respect shall be modified to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
10.Withholding of Taxes and Other Employee Deductions. The Company may withhold from any payments made pursuant to Section 2 hereof all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.
11.Continued Cooperation. Following the Separation Date, Executive will provide the Company and, as applicable, the other Company Parties, with assistance, when reasonably requested by the Company, with respect to any matters related to Executive’s job responsibilities, transitioning Executive’s duties, assisting in litigation (including, but not limited to, testifying and cooperating in depositions) and otherwise providing information Executive obtained during the provision of the duties Executive performed for the Company and the other Company Parties, subject to reimbursement of Executive’s reasonable expenses incurred in complying with such requests for assistance.
12.Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

13.Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company and each other Company Party that is not a signatory hereto, as each other Company Party that is not a signatory hereto shall be a third-party beneficiary of Executive’s release of claims, representations and covenants set forth in this Agreement.
14.Section 409A. Notwithstanding anything herein to the contrary this Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or otherwise shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are compliant with Section 409A, and in no event shall Executive be reimbursed by the Company for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.
15.Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by Executive and the Company. This Agreement constitutes the entire agreement of the Parties with regard to the subject matters hereof. Notwithstanding the foregoing, this Agreement complements (and does not supersede or replace) any other agreements between the Company or any of its Affiliates and Executive that impose restrictions on Executive with regard to confidentiality, non-competition, non-solicitation, or non-disparagement (including the award agreements referenced in Section 6 above). There are no oral agreements between Executive and the Company. No promises or inducements have been offered except as set forth in this Agreement. Executive and the Company acknowledge that, in executing this Agreement, neither Party has relied upon any representations or warranties of any other Party. No promise or agreement which is not expressed in this Agreement has been made by the Company to Executive or by Executive to the Company in executing this Agreement. Each Party agrees that any omissions of fact concerning the matters covered by this Agreement are of no consequence in the decision to execute this Agreement.
16.Interpretation. The section headings in this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “herein”, “hereof”, “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The use herein of the word “including” following any general statement, term, or matter shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items, or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” References in this Agreement to any agreement, instrument, or other document mean such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement. No provision, uncertainty or ambiguity in or with respect to this Agreement shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
17.Return of Property. Executive acknowledges and agrees that she will return to the Company all documents, files (including electronically stored information), and other materials constituting or reflecting confidential or proprietary information of the Company or any other Company Party, and any other property belonging to the Company or any other Company Party, including all computer files, electronically stored information, and other materials, and Executive shall not maintain a copy of any such materials in any form. Notwithstanding this Section 17, the Company acknowledges and agrees that Executive will be entitled to retain her current cellular phone and cellular phone number.
18.Assignment. This Agreement is personal to Executive and may not be assigned by Executive. The Company may assign its rights and obligations under this Agreement without Executive’s consent, including to any other Company Party and to any successor (whether by merger, purchase, or otherwise) to all or substantially all of the equity, assets, or businesses of the Company.
[Signatures begin on the following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) set forth beneath their signatures below.

DAKTRONICS, INC.

By: ___________________________
Name: _________________________
Title: __________________________

Date: ____________

CARLA GATZKE

__________________________________
Carla Gatzke

Date: _____________

Signature Page to
Separation and Release Agreement